Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NantHealth, Inc. 2016 Equity Incentive Plan and Phantom Unit Plan, of our report dated April 4, 2016, except for Note 20 as to which the date is June 1, 2016, included in the Registration Statement (Form S-1 No. 333-211196) and related Prospectus of NantHealth, Inc., as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

June 6, 2016